UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            As previously reported, on February 21, 2012, the Company issued and sold Senior Secured Notes due 2017 in the aggregate principal amount of $100,000,000 and warrants to purchase shares of the Company’s common stock pursuant to a securities purchase agreement (the “Secured Purchase Agreement”) with the purchasers thereunder (collectively, the “Secured Purchasers”).  Effective December 17, 2012, the Company and the Secured Purchasers entered into an Amendment No. 4 to the Secured Purchase Agreement (“Amendment No. 4”), pursuant to which the Secured Purchase Agreement was amended to permit the intercompany transfer of certain intercompany loans in connection with the closing of the sale of the Company’s French subsidiary ZaZa Energy France SAS, revise certain defined terms in the Secured Purchase Agreement and in the warrants issued in connection therewith, and make certain other changes.

             The foregoing description of Amendment No. 4 is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibits 4.1, the terms of which exhibit are incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Amendment No. 4 to Securities Purchase Agreement dated as of December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: December 21, 2012	By:	/s/ TODD A. BROOKS
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 4 to Securities Purchase Agreement dated as of December 17, 2012